Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, I, Timothy P. Walbert, President, Chief Executive Officer and Chairman of the Board of Horizon Pharma PLC (the “Company”), certify to the best of my knowledge that:

1.

the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2019	/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.